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                                 EXHIBIT (9)(H)

                     Form of Revised Schedule A to the Fund
                        Accounting Agreement between the
                       Registrant and BISYS Fund Services
                                   Ohio, Inc.


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                                                   Dated: _____________ , 1996


                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                             BB&T MUTUAL FUNDS GROUP
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                   (formerly The Winsbury Service Corporation)



   NAME OF FUND
-------------------

The BB&T U.S. Treasury Money Market Fund
The BB&T Short Intermediate U.S. Government Income Fund
The BB&T Intermediate U.S. Government Bond Fund
The BB&T Growth and Income Stock Fund
The BB&T North Carolina Intermediate Tax-Free Fund
The BB&T Balanced Fund
The BB&T Small Company Growth Fund
The BB&T International Equity Fund
The BB&T Capital Manager Conservative Growth Fund
The BB&T Capital Manager Moderate Growth Fund
The BB&T Capital Manager Growth Fund


                                            BB&T MUTUAL FUNDS GROUP


                                            By:
                                               --------------------------


                                            BISYS FUND SERVICES OHIO, INC.
                                            (formerly The Winsbury Service
                                             Corporation)


                                            By:
                                               --------------------------


                                       A-1